Exhibit 1.1
PIEDMONT NATURAL GAS COMPANY, INC.
DEBT SECURITIES
UNDERWRITING AGREEMENT
June 15, 2006
Edward D. Jones & Co., L.P.
As representative of the Several Underwriters (the “Representative”),
BB&T Capital Markets, a division of Scott and Stringfellow, Inc.
BNY Capital Markets, Inc.
Janney Montgomery Scott LLC
Ladies and Gentlemen:
     Piedmont Natural Gas Company, Inc., a North Carolina corporation (the “Company”), confirms its agreement with the several Underwriters listed in Schedule A hereto (the “Underwriters”, which term may refer to a single Underwriter if only one is listed in Schedule A) as follows:
     1. Description Of Securities. The Company proposes to issue and sell to the several Underwriters securities of the title, amount and particular terms set forth or referred to in Schedule B hereto (“Securities”). The Securities are to be issued under the Indenture, dated as of April 1, 1993, between Piedmont Natural Gas Company, Inc., a New York corporation (the “Predecessor Company”), and Citibank, N.A., as trustee (the “Trustee”), as previously amended (the “Original Indenture”) and to be supplemented by the Third Supplemental Indenture (the “Third Supplemental Indenture” and, collectively with the Original Indenture, the “Indenture”), dated as of June 20, 2006, between the Company and the Trustee.
     2. Representations And Warranties Of The Company. The Company represents and warrants to, and agrees with, each Underwriter that:
          (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”). A registration statement on such form (with the file number set forth in Schedule B hereto) and certain post-effective amendments thereto, including a related base prospectus, have been prepared by the Company in conformity with the requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Securities and Exchange Commission (“Commission”) thereunder, and have been filed with the Commission and become effective. Such registration statement, as used with respect to the Securities, including the information deemed a part thereof pursuant to Rule 430B(f)(1) under the Act on the date of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Company and the Underwriters for the Securities pursuant to Rule 430B(f)(2) under the Act (the “Effective Date”), including the exhibits thereto and all documents incorporated by reference therein pursuant to Item 12 of Form S-3 at the Effective Date, being referred to herein as the “Registration Statement.” No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been instituted or threatened by the Commission. The base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission prior to the date of this Agreement, is referred to herein as the “Basic Prospectus.” The Basic Prospectus, as supplemented by a preliminary prospectus supplement, dated June 12, 2006, relating to the Securities, and all prior amendments or supplements thereto (other than amendments or supplements relating to registered securities other than the Securities) is referred to herein as the “Preliminary Prospectus.” The Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time (as defined below) is referred to herein as the “Pricing Prospectus.” The Basic Prospectus, as it is to be supplemented by a prospectus supplement relating to the Securities, dated the date hereof, substantially in the form delivered to you prior to the execution hereof, to be filed pursuant to Rule 424(b) of the Act (the “Prospectus Supplement”) and all prior amendments or supplements thereto (other than amendments or supplements relating to registered securities other than the Securities) is referred to herein as the “Prospectus.” Any reference herein to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.
               For purposes of this Agreement, the “Applicable Time” is 10:40 A.M. (New York City time) on the date of this Agreement; the documents listed on Schedule D, taken together, are collectively referred to as the “Pricing Disclosure Package.”
          (b) Each part of the Registration Statement, when such part became or becomes effective, the Pricing Prospectus on the date of filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date (as hereinafter defined), complied or will comply in all material respects with the requirements of the Act, the Trust Indenture Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission thereunder; each part of the Registration Statement, when such part became or becomes effective and as of the date hereof, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Pricing Disclosure Package, as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Prospectus and any amendment or supplement thereto, as of their date and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof and the information set forth in the Pricing Prospectus or Prospectus under the captions “Description of the Notes—Book-Entry Only System,” “The Policy and the Insurer,” the second paragraph under the caption “Experts“or Appendix B thereto, or information regarding the Insurer’s financial statements incorporated by reference therein. The Indenture, including any amendment and supplement thereto, pursuant to which the Securities will be issued, conforms, or, in the case of any amendment or supplement filed after the date of this Agreement, will conform with the requirements of the Trust Indenture Act and the rules and regulations thereunder.
          (c) The Permitted Free Writing Prospectus (as defined herein) listed on Schedule D does not include anything that conflicts with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus.

          (d) At the determination date for purposes of the Securities within the meaning of Rule 164(h) under the Act, the Company was not an “ineligible issuer” as defined in Rule 405 of the Act.
          (e) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Act, the Exchange Act, and the rules and regulations of the Commission thereunder, as applicable.
          (f) Deloitte & Touche LLP, the accountants whose reports form a part of the Registration Statement, the Pricing Prospectus and the Prospectus, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder.
          (g) The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and cash flows for the periods therein specified; said financial statements have been prepared in conformity with accounting principles generally accepted in the United States consistently applied throughout the periods involved (except as otherwise stated therein). The pro forma financial statements and the related notes thereto included or incorporated in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.
          (h) The Company has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business except where the failure to be so qualified or in good standing would not have a material adverse effect on the Company or its subsidiaries on a consolidated basis; and the Company has no significant subsidiaries within the meaning of Regulation S-X.
          (i) The Indenture and the Securities have been duly authorized; the Indenture has been duly qualified under the Trust Indenture Act; the Original Indenture has been duly executed and delivered and constitutes the valid and legally binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization, arrangement or other similar laws now or hereafter in effect affecting the rights of creditors generally and general principles of equity and rules of law governing and limiting the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law); the Third Supplemental Indenture, when duly executed and delivered by the Company and assuming due authorization, execution and delivery thereof by the Trustee, will constitute, and the Securities, when duly executed, authenticated, issued and delivered as contemplated hereby and by the Indenture, will constitute, valid and legally binding obligations of the Company enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization, arrangement or other similar laws now or hereafter in effect affecting the rights of creditors generally and general principles of equity and rules of law governing and limiting the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (j) There is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus which is not disclosed as required, there is no statute required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus that is not described as required, and there is no franchise, contract or other document of a character required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus, or to be filed as an exhibit, which is not described or filed as required, and the description in the Registration Statement, the Pricing Prospectus and Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown.
          (k) The Company’s authorized equity capitalization is as set forth in the Pricing Prospectus and the Prospectus (if contained therein).
          (l) The execution, delivery and performance of the Indenture, of this Agreement, the issuance and sale of the Securities, the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with, result in a breach of, or constitute a default under the Articles of Incorporation or By-laws of the Company or the terms of any indenture or other agreement or instrument to which the Company or any of its subsidiaries is a party or bound, or any statute, rule, order or regulation applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries; and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.
          (m) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Company, except (i) such as have been obtained and made under the Act and the Trust Indenture Act, (ii) such as have been obtained from the North Carolina Utilities Commission (the “NCUC”) and (iii) as may be required under state securities laws.
          (n) This Agreement has been duly authorized, executed and delivered by the Company.
          (o) The Company has duly authorized all necessary action to be taken by it for the procurement of an irrevocable financial guarantee insurance policy (the “Insurance Policy”) issued by Financial Guaranty Insurance Company (the “Insurer”), insuring the payment of principal and interest on the Securities, when due.
          (p) The Company and its subsidiaries have all necessary franchises or permits for natural gas operations in all communities now served, except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus and except where the failure to be so authorized by franchise or permit does not materially affect the right of the Company or such subsidiary to the use of its properties or the conduct of its business; and the franchises of the Company and its subsidiaries referred to in the Registration Statement, the Pricing Prospectus and the Prospectus are good and valid except for and subject only to such defects as may be set forth or referred to in the Registration Statement, the Pricing Prospectus and the Prospectus, and such others as do not materially affect the right of the Company or such subsidiary to the use of its properties or the conduct of its business, and said franchises impose no materially burdensome restrictions.
          (q) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus and except as would not, singly or in the aggregate, result in a material adverse effect on the condition of the Company or in its financial position or results of operations:

     (i) the business, assets and properties of the Company are and have been operated and maintained in compliance with all applicable federal, state, city, county and local environmental protection laws and regulations (collectively, the “Environmental Laws”);
     (ii) no event has occurred which, with or without the passage of time or the giving of notice, or both, would constitute non-compliance by the Company with, or a violation by the Company of, the Environmental Laws; and
     (iii) the Company has not caused or permitted to exist, as a result of an intentional or unintentional act or omission, a disposal, discharge or release of solid wastes, pollutants or hazardous substances, on or from any site which currently is or formerly was owned, leased, occupied or used by it in violation of the Environmental Laws.
          (r) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus and except as would not, singly or in the aggregate, result in a material adverse effect on the condition of the Company or in its financial position or results of operations, (a) no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and (b) the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors.
          (s) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Pricing Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated), and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
          (t) The Company employs disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
          (u) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
     3. Purchase, Sale And Delivery Of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule B hereto, the amount of Securities set forth opposite the name of such Underwriter in Schedule A hereto.

     The Securities to be purchased by the Underwriters will be delivered by the Company to you for the accounts of the several Underwriters at the office specified in Schedule B hereto against payment of the purchase price therefor by the method, in the funds, on the date and at the times specified in such Schedule B, or at such other time not later than eight full business days thereafter as you and the Company determine, such time being herein referred to as the “Closing Date”. If Schedule B indicates that the Securities are to be delivered in definitive form, such Securities shall be in such authorized denominations and registered in such names as you may request upon at least two business days’ prior notice to the Company and will be made available for checking and packaging at the office at which they are to be delivered at the Closing Date (or such other office as may be specified for that purpose in Schedule B) at least one business day prior to the Closing Date. If Schedule B indicates that the Securities are to be delivered in global book-entry form, such Securities shall be in the denominations specified in the applicable letter of representations between the Company, the Trustee and The Depository Trust Company (“DTC”), shall be registered in the name of DTC or a nominee of DTC and shall be made available for checking at the office at which they are to be delivered at the Closing Date (or such other office as may be specified for that purpose in Schedule B) at least one business day prior to the Closing Date.
     It is understood that you, acting individually and not in a representative capacity, may (but shall not be obligated to) make payment to the Company on behalf of any other Underwriter for Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder.
     The Company will pay to you, at the Closing Date, for the account of each Underwriter any commission or other compensation that is specified in Schedule B hereto. Such payment will be made in the manner and type of funds specified in Schedule B, or to the extent provided in Schedule B may be deducted by you from the purchase price of the Securities.
     4. Free Writing Prospectuses.
          (a) The Company represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, other than a Permitted Free Writing Prospectus; each Underwriter represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, other than a Permitted Free Writing Prospectus or a free writing prospectus that contains only the information describing the preliminary terms of the Securities, information permitted by Rule 134 or information that describes the final terms of the Securities or the offering and is included in the pricing term sheet referred to in paragraph 4(b) below. Any such free writing prospectus the use of which is consented to by the Company and Representative is referred to herein as a “Permitted Free Writing Prospectus.” The only Permitted Free Writing Prospectus as of the time of this Agreement is the pricing term sheet referred to in paragraph 4(b) below.
          (b) The Company agrees to file a pricing term sheet, substantially in the form of Schedule C hereto and approved by the Representative, pursuant to Rule 433(d) under the Act within the time period prescribed by such Rule.
          (c) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any free writing prospectus, including timely Commission filing where required and legending.
          (d) The Company agrees that if at any time following issuance of a Permitted Free Writing Prospectus and prior to the Closing Date any event occurred or occurs as a result of which such Permitted Free Writing Prospectus would conflict in any material respect with the information in the Registration

Statement, the Pricing Prospectus or the Prospectus or, when taken together with the information in the Registration Statement, the Pricing Prospectus or the Prospectus, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter a Permitted Free Writing Prospectus or other document which will correct such conflict, statement or omission.
          (e) Each underwriter represents that it is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Securities.
     5. Covenants. The Company covenants and agrees with each Underwriter that:
          (a) The Company will cause the Prospectus to be filed pursuant to Rule 424(b) under the Act (but only if you have not reasonably objected thereto by notice to the Company after having been furnished a copy a reasonable time prior to filing) and will notify you promptly of such filing. During the period in which a prospectus relating to the Securities is required to be delivered by an Underwriter under the Act (or would have been required to be delivered but for Rule 172 under the Act), the Company will notify you promptly of the time when any subsequent amendment to the Registration Statement (other than any amendment relating to the offering of other securities registered under the Registration Statement or any document required to be filed under the Exchange Act that upon filing is deemed to be incorporated by reference therein) has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to a Registration Statement or the Prospectus or for additional information; it will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus that, in the reasonable opinion of counsel to the Representative, may be necessary in connection with the distribution of the Securities by the Underwriters and it will file no amendment or supplement to the Registration Statement or Prospectus (other than any prospectus supplement relating to the offering of other securities registered under the Registration Statement or any document required to be filed under the Exchange Act that upon filing is deemed to be incorporated by reference therein) to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.
          (b) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Act against the Company or related to the offering; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.
          (c) Within the time during which a prospectus relating to the Securities is required to be delivered under the Act (or would have been required to be delivered but for Rule 172 under the Act), the Company will comply as far as it is able with all requirements imposed upon it by the Act and by the rules and regulations of the Commission thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or the Prospectus to comply with the Act the Company will promptly notify you and will amend or supplement the Registration Statement or the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.
          (d) The Company will use its best efforts to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation, to become subject to taxation or to execute a general consent to service of process in any jurisdiction or maintain such qualification of the Securities for more than one (1) year. The Company will also arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as you reasonably request.
          (e) The Company will furnish to the Underwriters and counsel for the Underwriters, the Pricing Prospectus, the Prospectus and all amendments and supplements to the Registration Statement (other than any amendment or supplement relating to the offering of other securities registered under the Registration Statement or any document required to be filed under the Exchange Act that upon filing is deemed to be incorporated by reference therein) or Prospectus that are filed with the Commission during the period in which a prospectus relating to the Securities is required to be delivered under the Act (or would have been required to be delivered but for Rule 172 under the Act), in each case as soon as available and in such quantities as you may from time to time reasonably request.
          (f) The Company will make generally available to its security holders as soon as practicable, an earnings statement (which need not be audited) for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Act and Rule 158 thereunder.
          (g) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all authorized expenses incident to the performance of its obligations hereunder, will pay the expenses of printing all documents relating to the offering, and will reimburse the Underwriters for any expenses (including fees and disbursements of counsel) incurred by them in connection with the matters referred to in Section 5(d) hereof and the preparation of memoranda relating thereto, for any filing fee of the National Association of Securities Dealers, Inc. relating to the Securities, for any fees charged by investment rating agencies for rating the Securities, the premium payable to the Insurer in connection with the issuance of the Insurance Policy and, if the Securities are issued in global book-entry form, for any fees charged by DTC. If the sale of Securities to be purchased by the several Underwriters as provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the several Underwriters for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.
          (h) The Company will apply the net proceeds from the sale of the Securities as set forth in the Prospectus Supplement.
          (i) The Company will not, directly or indirectly, offer or sell, or determine to offer or sell, any debt securities that are substantially similar to the Securities (except under prior contractual commitments) during the period beginning at the time of execution of this Agreement and ending on the first business day after the Closing Date without your prior written consent.
     6. Conditions Of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for Securities as provided herein shall be subject to the accuracy, as of the date hereof and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:
          (a) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your reasonable satisfaction.
          (b) Except as contemplated in the Pricing Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there shall not have been any material change, on a consolidated basis, in the capital stock or long-term debt of the Company and its subsidiaries, or any adverse change, or any development involving a prospective adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries, or any downgrading in the rating assigned to any securities of the Company, by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) of the Act) or any public announcement that any such organization has under surveillance or review its ratings of any debt securities of the Company (other than any announcement with positive implications of a possible upgrade, and no implication of a possible downgrading, of such rating).
          (c) You shall have received the opinion of Moore & Van Allen PLLC, counsel for the Company, dated the Closing Date, to the effect that:
     (i) The Company is a corporation duly incorporated and validly existing under the laws of the State of North Carolina;
     (ii) The Company has the corporate power to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus, and is duly qualified to do business as a foreign corporation under the laws of South Carolina and Tennessee, which are the jurisdictions wherein it owns or leases material properties or conducts material business, as described in the Pricing Prospectus and the Prospectus;
     (iii) The Indenture and the Securities have been duly authorized by the Company by all necessary corporate action, and the Indenture has been duly qualified under the Trust Indenture Act, executed and delivered by the Company;
     (iv) The Indenture and such Securities constitute, when authenticated, issued and delivered in the manner provided in the Indenture, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization, arrangement or other similar laws now or hereafter in effect affecting the rights of creditors generally and general principles of equity and rules of law governing and limiting the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law);
     (v) The documents incorporated by reference in the Pricing Prospectus and the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel expresses no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;
     (vi) To the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement by Item 103 of Regulation S-K which is not disclosed in the Pricing Prospectus and the Prospectus; there is no statute required to be described in the Pricing Prospectus and the Prospectus that is not described as required, and there is no franchise, contract or other document of a character required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the descriptions in the Registration Statement, the Pricing Prospectus and the Prospectus of statutes, legal and governmental proceedings, and other matters of law (other than the matters covered by the opinion required by Section 6(c)(xiv) herein), the Company’s certificate of incorporation and bylaws, contracts and other documents are correct in all material respects and fairly present the information required to be shown;
     (vii) The Registration Statement has become effective under the Act, the Pricing Prospectus and the Prospectus were filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Act specified in such opinion on the date specified therein, the Permitted Free Writing Prospectus was filed with the Commission pursuant to Rule 433(d) under the Act on the date specified in such opinion, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering have been instituted or are pending or contemplated under the Act;
     (viii) Each part of the Registration Statement, when such part became effective, and the Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act, the Exchange Act and the rules and regulations of the Commission thereunder; such counsel has no reason to believe that (1) any part of the Registration Statement, on the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) that the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (3) that the Prospectus and any amendment or supplement thereto, as of their date or at the Closing Date, included an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial, statistical or accounting data included in any of the documents mentioned in this clause;
     (ix) The Company’s authorized equity capitalization is as set forth in the Pricing Prospectus and the Prospectus (if contained therein);
     (x) An appropriate order has been entered by the NCUC authorizing the issuance and sale of the Securities by the Company and said order is in full force and effect. No further consent, approval, authorization or order of any North Carolina or federal court or governmental agency or body, or of the Public Service Commission of South Carolina or the Tennessee Regulatory Authority, is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and except as may be required under state securities laws;
     (xi) The execution, delivery and performance of the Indenture, this Agreement, the issue and sale of the Securities, the consummation of the other transactions herein contemplated or the fulfillment of the terms hereof will not conflict with, result in a breach of, or constitute a default under the Articles of Incorporation or By-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound, or any statute, rule, order or regulation known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries;
     (xii) The Company has the corporate power and authority to authorize, issue and sell the Securities as contemplated by this Agreement;
     (xiii) This Agreement has been duly authorized, executed and delivered by the Company; and
     (xiv) The Company has all necessary franchises or permits for natural gas operations in all communities now served, except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus and except where the failure to be so authorized by franchise or permit does not, in the opinion of such counsel, materially affect the right of the Company to the use of its properties or the conduct of its business; and the franchises of the Company referred to in the Registration Statement are good and valid except for and subject only to such defects as may be set forth or referred to in the Registration Statement, and such others as do not, in the opinion of such counsel, materially affect the right of the Company to the use of its properties or the conduct of its business, and said franchises impose no materially burdensome restrictions.
     In rendering such opinion, such counsel may (A) state, except as to certain matters involving the absence of the need to obtain the approvals of the South Carolina Public Service Commission and the Tennessee Regulatory Authority for the transactions contemplated herein, its opinion is limited to the federal laws of the United States and the laws of the State of North Carolina and (B) rely, as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. The opinions to be delivered pursuant to Section 6(c)(vi), (viii) (but solely with respect to the Registration Statement’s compliance as to form), (xi) and (xiv) may be given by Martin Ruegsegger, Vice President, Corporate Counsel and Secretary of the Company, in lieu of Moore & Van Allen PLLC.
          (d) You shall have received from Dewey Ballantine LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the enforceability of the Securities, the Registration Statement, the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters. In rendering their opinion, such counsel may rely upon the opinion of Moore & Van Allen PLLC, referred to above as to all matters governed by North Carolina law, and may rely as to the execution and authentication of the Securities and the execution of the Indenture on certificates of the Trustee.

          (e) You shall have received the opinion of counsel for the Insurer, dated the Closing Date, to the effect that:
(i)	The Insurer is a stock insurance corporation validly existing and in good standing under the laws of the State of New York and qualified to do business therein and is licensed and authorized to issue its financial guaranty insurance policies under the laws of the State;

(ii)	The Insurance Policy has been duly authorized, executed and delivered and is valid and binding upon the Insurer and enforceable in accordance with its terms, subject to applicable laws affecting creditors’ rights generally;

(iii)	The execution and delivery by the Insurer of the Insurance Policy, and the performance by the Insurer of the terms thereof, will not: (i) conflict with any of the terms, conditions or provisions of (A) the Certificate of Incorporation of the Insurer, including any amendments thereto, (B) the amended By-laws of the Insurer as in effect on the Closing Date, or (C) to the actual knowledge of such counsel, any covenant contained in any contract, agreement or instrument to which the Insurer is bound, which contract, agreement or instrument is material to the financial condition of the Insurer; (ii) to the actual knowledge of such counsel, constitute a default under any such contract, agreement or instrument or (iii) contravene any law or governmental regulation or order presently binding on the Insurer the contravention of which would affect the validity and enforcement of the Insurance Policy;

(iv)	The Insurance Agreement, dated as of June 20, 2006, between the Insurer and the Company, has been duly authorized, executed and delivered by the Insurer and, assuming the due authorization, execution and delivery thereof by the Company, constitutes a valid and legally binding instrument of the Insurer, enforceable against the Insurer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws affecting the enforcement of creditors’ rights generally as such laws would apply in the event of the liquidation, conservation or rehabilitation of, or other similar occurrence with respect to, the Insurer;

(v)	The Insurer, as an insurance company, is not eligible for relief under the Federal Bankruptcy Laws. Any proceeding for the liquidation, conservation or rehabilitation of the Insurer would be governed by the provisions of the Insurance Law of the State of New York;

(vi)	The statements in the Prospectus Supplement relating to the Insurer and the Insurance Policy accurately and fairly present the summary information set forth therein and do not omit any material fact with respect to the description of the Insurer relative to the material terms of the Insurance Policy or the ability of the Insurer to meet its obligations under the Insurance Policy, except that no opinion is expressed as to any financial statements or other financial information included or referred to in, or incorporated by reference into, the Prospectus Supplement relating to the Insurer, and no opinion is expressed as to the omission of the Insurer’s financial statements from the Prospectus Supplement. The form of Insurance Policy contained in the Prospectus Supplement is a true and complete form of the Insurance Policy; and

(vii)	The Insurance Policy constitutes an “insurance policy” within the meaning of Section 3(a)(8) of the Act and is not required to be registered under the Act.
          (f) At or prior to the time of execution of this Agreement and at the Closing Date, you shall have received a letter from Deloitte & Touche LLP, dated the date of delivery thereof, to the effect set forth in Exhibit I hereto.
          (g) You shall have received from the Company a certificate, signed by the President and Chief Executive Officer or a Vice President and by the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that, to the best of their knowledge based upon reasonable investigation:
     (i) The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been instituted or is threatened, by the Commission; and
     (iii) Since the date of this Agreement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth and there has been no document required to be filed under the Exchange Act and the rules and regulations of the Commission thereunder that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed.
          (h) You shall have received evidence that the Insurance Policy has been issued by the Insurer and confirmation that the Securities have been rated at least “Aaa” by Moody’s Investors Services, Inc. and at least “AAA” by Standard and Poor’s Corporation, a division of the McGraw-Hill Companies.
          (i) The Company shall have furnished to you such further certificates and documents as you shall have reasonably requested.
     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.
     7. Indemnification And Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of a Registration Statement when such part became effective, or in the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus, any Permitted Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.
     (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of a Registration Statement when such part became effective, or in the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus, any Permitted Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred. The Company acknowledges that the statements set forth in the third sentence of the fourth paragraph of text and the eighth paragraph of text appearing under the caption “Underwriting” in the Pricing Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of such Underwriters for inclusion in the documents referred to in the forgoing indemnity, and you confirm that such statements are correct.
     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party (i) shall not relieve it from any liability which it may have to any indemnified party under such subsection unless and to the extent such failure prejudices the indemnifying party of substantial rights or defenses and (ii) shall not relieve it, in any event, from any liability that it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to appoint counsel satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (plus any local counsel), approved by the Underwriters in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).
     (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Securities (before deducting expenses) received by the Company bear to the total compensation or profit (before deducting expenses) received or realized by the Underwriters from the purchase and resale, or underwriting, of the Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocations (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
     (e) The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.
     8. Representations And Agreements To Survive Delivery. All representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling persons, or the Company or any of its officers, directors or any controlling persons, and shall survive delivery of and payment for the Securities.
     9. Substitution Of Underwriters. (a) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Securities agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Securities in accordance with the terms hereof, and the amount of Securities not purchased does not aggregate more than 10% of the total amount of Securities set forth in Schedule A hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule A hereto except as may otherwise be determined by you) the Securities that the withdrawing or defaulting Underwriter or Underwriters agreed but failed to purchase.
     (b) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Securities agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Securities in accordance with the terms hereof, and the amount of Securities not purchased aggregates more than 10% of the total amount of Securities set forth in Schedule A hereto, and arrangements satisfactory to you and the Company for the purchase of such Securities by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination the Company shall not be under any liability to any Underwriter (except to the extent provided in Section 5(g) and Section 7 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of securities agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 7 hereof).
     10. Termination. You shall have the right by giving notice as hereinafter specified at any time at or prior to the Closing Date, to terminate this Agreement if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of maximum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market if, in the judgement of such Underwriter, any such event or any condition giving rise thereto or existing concurrently therewith makes it impracticable or inadvisable to proceed with the purchase of Securities on the terms and in the manner contemplated by the Prospectus, (iv) a banking moratorium shall have been declared by Federal or New York authorities, (v) the occurrence of any material disruption in the settlement or clearing services shall have occurred or (vi) any outbreak or escalation of hostilities, declaration of war by Congress, any other substantial national or international calamity or emergency (including, without limitation, acts of terrorism) shall have occurred since the execution of this Agreement that, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities to be purchased by the Underwriters. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(g) and Section 7 hereof shall at all times be effective. If you elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone, telex or telecopy, confirmed by letter.
     11. Notices. All notices or communications hereunder shall be in writing and if sent to you shall be mailed, delivered, telexed or telecopied and confirmed to you at the address set forth for that purpose in Schedule B hereto, or if sent to the Company, shall be mailed, delivered, telexed or telecopied and confirmed to the Company at 4720 Piedmont Row Drive, Charlotte, North Carolina 28210, Attention: Robert O. Pritchard, Treasurer. Notice to any Underwriter pursuant to Section 7 hereof shall be mailed, delivered, telexed or telecopied and confirmed to such Underwriter’s address as it appears in Schedule B or other notice furnished to the Company in writing for the purpose of communications hereunder. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.
     12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     13. Parties. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters and their respective successors and the controlling persons, officers and directors referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. No purchaser of any Securities from any Underwriter shall be construed a successor or assign by reason merely of such purchase.
     In all dealings with the Company under this Agreement, you shall act on behalf of each of the several Underwriters, and any action under this Agreement taken by you or by any one of you designated in Schedule B hereto will be binding upon all the Underwriters.
     14. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[Remainder of page intentionally left blank]

If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the several Underwriters. Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of the Underwriters may be evidenced by an exchange of telecopied or other written communications.
Very truly yours,

PIEDMONT NATURAL GAS COMPANY, INC.

By:	/s/ Robert O. Pritchard

Name: Robert O. Pritchard
Title: Treasurer
ACCEPTED as of the date first above written on behalf of ourselves and as Representative of the other Underwriters named in Schedule A hereto.

EDWARD D. JONES & CO., L.P.

By:	/s/ T. William Hizar, Jr.

T. William Hizar, Jr.
Principal

SCHEDULE A

Aggregate Principal
Amount of Securities
Underwriter	to be Purchased
Edward D. Jones & Co., L.P.	$173,000,000
BB&T Capital Markets, a division of Scott and Stringfellow, Inc.	15,000,000
BNY Capital Markets, Inc.	10,000,000
Janney Montgomery Scott LLC	2,000,000

Total	$200,000,000

SCHEDULE B
Registration Statement No. 333-106268
Titles of Securities: 6.25% Senior Insured Quarterly Notes (IQ Notes) Series 2006
Amount of Securities: $200,000,000
Purchase Price: 96.85%
Closing:
Moore & Van Allen PLLC
100 N. Tryon Street
Suite 4700
Charlotte, NC 28202
Date and time of Closing: June 20, 2006, 11:00 A.M.
Method of Payment: Wire Transfer
Type of Funds: Federal
Underwriting Commission/Discount
Amount: 3.15%
Method of payment: Wire transfer
Address for notices per Section 11: 12555 Manchester Road, St. Louis, Missouri 63131
Name of Underwriter to act per Section 13: Edward D. Jones & Co., L.P.
Form of Securities: Book-Entry
Particular terms of the Securities
Interest: 6.25% per year
Maturity: June 1, 2036
Other terms: As set forth in the Securities

SCHEDULE C
Pricing Term Sheet

Issuer:	Piedmont Natural Gas Company, Inc.

Security:	6.25% Senior Insured Quarterly Notes Series 2006

Maturity Date:	June 1, 2036

Ratings:	AAA by Standard & Poor’s/Aaa by Moody’s

Coupon:	6.25%, paid quarterly

Redemption terms:	Callable in whole or in part anytime on or after June 1, 2011, at par (100%)

Estate feature:	Begins upon issuance of the notes

Proceeds to Issuer:	96.85% of principal amount ($968.50 per note)

Expected settlement date:	June 20, 2006

Underwriters:	Edward D. Jones & Co., L.P., Lead Manager
BB&T Capital Markets, a division of Scott and Stringfellow, Inc.
BNY Capital Markets, Inc.
Janney Montgomery Scott LLC
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free at 1-800-441-2357.

SCHEDULE D
PRICING DISCLOSURE PACKAGE
1)	Prospectus dated December 16, 2003

2)	Preliminary Prospectus Supplement dated June 12, 2006 (which shall be deemed to include the Incorporated Documents)

3)	Permitted Free Writing Prospectuses
a)	Pricing Term Sheet attached as Schedule C hereto

EXHIBIT I
1. They are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Act and the Exchange Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (“PCAOB”).
2. In their opinion, the financial statements and any schedules audited by them and included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related rules and regulations adopted by the Commission.
3. They have performed the procedures specified by the PCAOB for a review of interim financial information as described in SAS 100, Interim Financial Information, on the unaudited financial statements included in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Pricing Prospectus and the Prospectus.
4. On the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the audit committee of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries, nothing came to their attention which caused them to believe that:
(A)	any material modifications should be made to the unaudited financial statements, if any, included or incorporated by reference in the Pricing Prospectus and the Prospectus, for them to be in conformity with accounting principles generally accepted in the United States;

(B)	the unaudited financial statements, if any, included or incorporated by reference in the Pricing Prospectus and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act and the related rules and regulations adopted by the Commission;

(C)	the unaudited capsule information, if any, included in the Pricing Prospectus and the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements from which such capsule information was derived or was not determined on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

(D)	at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of such letter, there was any change in the common stock (except for the issuance of common stock under the Company’s Employee Stock Purchase Plan, Executive Long-Term Incentive Plan and Dividend Reinvestment, Stock Purchase Plan, open market purchase program and share repurchase program) or any increase in short-term indebtedness or consolidated long-term debt or any change in stockholders’ equity of the company and consolidated subsidiaries; or, at the date of the latest available balance sheet read by such accountants, there was any increase in consolidated net current liabilities or any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Pricing Prospectus and the Prospectus; or

(E)	for the period from the date of the latest income statement included in the Pricing Prospectus and the Prospectus to the date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated operating revenues, operating income or net income; except in all cases set forth in clauses (D) and (E) above for changes, increases or decreases which the Pricing Prospectus and the Prospectus disclose have occurred or may occur or which are described in such letter.
5. They have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Pricing Prospectus and the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.
All financial statements and schedules included in material incorporated by reference into the Pricing Prospectus and the Prospectus shall be deemed included in the Pricing Prospectus and the Prospectus for purposes of this subsection. References to the Pricing Prospectus and the Prospectus in this Exhibit I include any supplement thereto at the date of the letter.